Form C

Cover Page

Name of issuer:

ZYPPAH, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: NV

Date of organization: 3/1/2012

Physical address of issuer:

701 SOUTH CARSON STREET SUITE #200
Carson City NV 89701-5239

Website of issuer:

http://www.zyppah.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

2.5% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☑ Preferred Stock
- ☐ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

10,700

Price:

$10.00000

Method for determining price:

Management believes the Company to be worth at least $80 million. With 10,700 authorized Series A preferred Stock for this round, each share is worth $10.

Target offering amount:

$107,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

6/30/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

11

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$1,695,126.00	$1,285,957.00
Cash & Cash Equivalents:	$630,354.00	$816,840.00
Accounts Receivable:	$90.00	$0.00
Short-term Debt:	$1,232,879.00	$10,618.00
Long-term Debt:	$3,247,115.00	$2,594,598.00
Revenues/Sales:	$13,538,031.00	$8,515,662.00
Cost of Goods Sold:	$2,995,908.00	$1,821,402.00
Taxes Paid:	$0.00	$0.00
Net Income:	($1,465,699.00)	($28,575.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

ZYPPAH, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Dr Jonathan Greenburg	CEO	Zyppah	2012

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Jerry Washburn	Vice President	2018
Jerry Washburn	CFO	2018
Dr Jonathan Greenburg	President	2012
Dr Jonathan Greenburg	Secretary	2012
Dr Jonathan Greenburg	Treasurer	2012
Dr Jonathan Greenburg	CEO	2012
Owen Gonzales	COO	2018

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Jonathan Greenburg	6605536.0 Class A Common Stock	82.5

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> *An investment in our shares involves a high degree of risk and many uncertainties. You should carefully consider the specific factors listed below, together with the other information included in this offering circular, before purchasing our shares in this offering. If one or more of the possibilities described as risks below actually occur, our operating results and financial condition would likely suffer and the trading price, if any, of our shares could fall, causing you to lose some or all of your investment. The following is a description of what we consider the key challenges and material risks to our business and an investment in our securities.*

We face intense competition, and many of our competitors have substantially greater resources than we do.

We compete with many companies in the snoring reduction space, including, PureSleep, ZQuiet and SnoreRX. Many of our competitors have greater market recognition and customer bases, longer operating histories and substantially greater financial, technical, marketing, distribution, purchasing, manufacturing, personnel and other resources than we do. As a result, they may be able to respond more quickly to changing customer demands or to devote greater resources to the development, promotion and sales of snore reduction products than we can. If we fail to compete successfully, our business would suffer and we may lose or be unable to gain market share.

If we do not retain key personnel, our business will suffer.

The success of our business is heavily dependent on the leadership of our key management personnel, specifically Dr. Jonathan Greenburg, the inventor of our product and our President, CEO, Secretary and sole director, and Owen Gonzales, our Chief Operating Officer. If either Mr. Gonzales or Dr. Greenburg were to leave us, it would be difficult to replace them, and our business would be harmed. We will also need to retain additional highly-skilled individuals if we are to effectively grow. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization. Competition in our industry for qualified employees is intense, and we anticipate that certain of our competitors may directly target our employees and officers. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees and officers.

We do not own our intellectual property.

We do not own the intellectual property related to our product. We license our intellectual property pursuant to a License Agreement dated March 2, 2012 between us and Always More Marking, Inc., a Nevada corporation. A portion of Always More Marking, Inc., is owned by Dr. Jonathan Greenburg, our President, Secretary, CEO, sole director and majority owner, who also serves as President of Always More Marking, Inc. Under the License Agreement, we have an exclusive, worldwide right to use the intellectual property related to our product. The license is for a period of 5 years, and automatically renews for successive 3 year terms unless the licensee provides us with notice of termination at least 60 days prior to the expiration of any renewal term. The current term of our license agreement expires on March 2, 2020. If the license agreement is not renewed or the license agreement is terminated as a result of our default, we will be required to cease selling our products and you could lose your investment.

Our competitive position depends in part on maintaining intellectual property protection.

Our ability to compete and to achieve and maintain profitability depends in part on our ability to protect our proprietary discoveries and product. Always More Marketing, Inc. and us rely on a combination of patent applications, trademarks and trade secret laws to protect our intellectual property rights. The patent might be challenged by third parties as being invalid or unenforceable, or third parties may independently develop similar or competing products that avoids our patents. We cannot be certain that the steps we take will prevent the misappropriation and use of such intellectual property, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States.

We may face intellectual property infringement claims that could be time-consuming and costly to defend and could result in our loss of significant rights and the assessment of damages.

If we receive notice of claims of infringement, misappropriation or misuse of other parties' proprietary rights, some of these claims could lead to litigation. We cannot assure you that we will prevail in these actions. We may also initiate claims to defend our intellectual property. Intellectual property litigation, regardless of outcome, is expensive and time-consuming, could divert management's attention from our business and have a material negative effect on our business, operating results or financial condition. If there is a successful claim of infringement against us, we may be required to pay substantial damages (including treble damages if we were to be found to have willfully infringed a third party's patent) to the party claiming infringement, develop non-infringing products, stop selling our products or using technology that contains the allegedly infringing intellectual property or enter into royalty or license agreements that may not be available on acceptable or commercially practical terms, if at all. Our failure to develop non-infringing products or license the proprietary rights on a timely basis could harm our business. Parties making infringement claims on future issued patents may be able to obtain an injunction that would prevent us from selling our products that contains the allegedly infringing intellectual property, which could harm our business.

We are exposed to risks associated with product liability claims in the event that the use of our products results in injury, death or damage.

Since our products are medical devices, it is possible that users, could be injured or killed by our products, whether by product malfunctions, defects, improper use or other causes. As a manufacturer of products that are used by consumers, we will face an inherent risk of exposure to product liability claims or class action suits in the event that the use of the products we sell results in injury or death. Moreover, we may not have adequate resources in the event a successful claim is asserted against us. We will rely on general liability insurance to cover product liability claims and may not obtain separate product liability insurance. The successful assertion of product liability claims against us could result in potentially significant monetary damages and, if our insurance protection is inadequate, could require us to make significant payments.

Terms of subsequent financings may adversely impact your investment.

We will likely need to engage in common equity, debt, or preferred stock financing in the future, which may reduce the value of your investment in the Series A Preferred Stock. Interest on debt securities could increase costs and negatively impact operating results. Preferred stock could be issued in series from time to time with such designation, rights, preferences, and limitations as needed to raise capital, and without that approval of the holders of the Series A Preferred stock. The terms of new classes of preferred stock could be more advantageous to those investors than to the holders of Series A Preferred Stock. In addition, if we need to raise more equity capital from the sale of Common Stock, preferred stock, or other convertible securities, institutional or other investors may negotiate terms at least as, and possibly more, favorable than the terms of your investment, including a lower purchase price.

We have Substantial Debt and there are Risks of Borrowing.

We have outstanding loans in the amount of $784,829 as of October 31, 2017 owed to a third party, and owe Always More Marketing, Inc., the licensor of our intellectual property, Dr. Greenburg and Owen Gonzales, approximately, $2,264,912 for prior payments under the License Agreement and deferred compensation, which we intend to commence repaying at such time as we have $1,000,000 in cash reserves, excluding the proceeds of this Offering. In addition, we may have to seek additional loans from financial institutions to fund our ongoing operations. Typical loan agreements might contain restrictive covenants which may impair our operating flexibility. A default under any loan agreement could result in a charging order that would have a material adverse effect on our business, results of operations or financial condition.

Management Discretion as to Use of Proceeds.

Our success will be substantially dependent upon the discretion and judgment of our management team with respect to the application and allocation of the proceeds of this Offering. The use of proceeds described herein is an estimate based on our current business plan. We, however, may find it necessary or advisable to re-allocate portions of the net proceeds reserved for one category to another, and we will have broad discretion in doing so.

Limited Transferability and Liquidity.

Each investor agrees that it will acquire our Series A Preferred Stock for investment purposes only and not with a view towards distribution. Certain conditions imposed by the Securities Act must be satisfied prior to any sale, transfer or other disposition of our Series A Preferred Stock or the Class B Common Stock into which the Series A Preferred Stock is convertible, and no market is expected to develop.

Control by Majority Stockholders.

Even if this offering is fully subscribed, Dr. Jonathan Greenburg, who serves as our President, Secretary, Chief Financial Officer and sole Director, holds a substantial majority of our common stock. Therefore, investors will not be able to control our management or elect any of our directors.

Projections: Forward Looking Information.

Any projections or forward looking statements regarding our anticipated financial or operational performance are hypothetical and are based on management's best estimate of the probable results of our operations, and will not have been reviewed by our independent accountants. These projections will be based on assumptions which management believes are reasonable. Some assumptions invariably will not materialize due to unanticipated events and circumstances beyond management's control. Therefore, actual results of operations will vary from such projections, and such variances may be material. Any projected results cannot be guaranteed.

Additional Disclosures.

Because this transaction is a private offering and not registered under the U.S. Securities Act of 1933 or state securities laws, it has not been reviewed by the Securities and Exchange Commission (the "**SEC**") or the state securities regulators. Review may have resulted in additional disclosures by us.

WE ARE OFFERING THE SHARES PURSUANT TO AVAILABLE EXEMPTIONS FROM REGISTRATION UNDER FEDERAL AND STATE SECURITIES LAWS. WE ARE UNDER NO OBLIGATION AND HAVE NO INTENTION, TO REGISTER THE SECURITIES AND ARE UNDER NO OBLIGATION TO ATTEMPT TO SECURE AN EXEMPTION FOR ANY SUBSEQUENT SALE. THE SHARES, WHEN ISSUED, WILL BE RESTRICTED SECURITIES AND GENERALLY MUST BE HELD INDEFINITELY. THEY MAY NOT BE TRANSFERRED UNLESS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN AVAILABLE EXEMPTION FROM REGISTRATION WITH AN OPINION FROM LEGAL COUNSEL TO THAT EFFECT SATISFACTORY TO US.

GENERALLY, IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS INVESTMENT, POTENTIAL INVESTORS SHOULD KEEP IN MIND OTHER POSSIBLE RISKS THAT COULD BE IMPORTANT.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$107,000**

Use of Proceeds: 97.5% Marketing, 2.5% Wefunder Fees

If we raise: **$1,070,000**

Use of Proceeds: 47.5% Inventory, 35% Marketing and Advertising, 15% Software Development and Professional Division, 2.5% Wefunder Fees

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Authorization of Shares: The Company have authorized 5,000,000 of Preferred Stock which can be broken into series with rights, preferences and privileges as determined by the Board of Directors. 1,000,000 shares are designated as Series A Preferred Stock which are convertible into Class B Common Stock. Therefore, 4,000,000 remain for future rounds of financing. The Company are offering up to 107,000 Series A Preferred Stock in this crowdfunding offering.

Share Price: $10 per share

Pre-Money Valuation: $80,000,000

Voting Right: The holders of Series A Preferred Stock and Class B Common Stock have no voting rights.

Series A Change of Control Preference and Pro Rata Rights: In the event of any Change of Control (as defined below), prior and in preference to any distribution of any of our assets to the holders of Common Stock by reason of their ownership of such stock, and subject to the rights, preferences and privileges of other classes of Preferred Stock that may, in the future, be authorized and issued, the holders of Series A Preferred Stock shall be entitled to receive on, a pro rata basis, an amount equal to two times the purchase price paid for the Series A Preferred Stock.

Conversion of Series A Preferred Stock: Each share of Series A Preferred Stock shall automatically be converted into shares of Class B Common Stock, immediately upon the earlier of (a) receipt by the Series A Holders of distributions upon a Change of Control, in an amount equal to two times the purchase price for the Series A Preferred Stock, or (b) the date specified by written consent or agreement of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock.

Dividends: Subject to the rights, preferences and privileges of other classes of Preferred Stock that may, in the future, be authorized and issued, all dividends, if and when declared by the Board of Directors, shall be payable pro rata, to the holders of Class A Common Stock, Class B Common Stock and Series A Preferred Stock (on an as converted basis).

Liquidation Rights: Subject to the rights, preferences and privileges of any series of Preferred Stock that may, in the future, be authorized and issued, in the event of our dissolution, liquidation or winding up, either voluntary or involuntary, that is not in connection with a Change of Control, any of our assets legally available for distribution, shall be distributed pro rata to the holders of Class A Common Stock, Class B Common Stock and Series A Preferred Stock (on an as converted basis).

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

The Board of Directors may modify the rights, preferences and privileges applicable to the holders of Series A Preferred Stock with the unanimous consent of the holders of Series A Preferred Stock. This, however, does not prevent the Board of Directors from authorizing and issuing additional series of preferred stock with rights, preferences and privileges senior to those of the Series A Preferred Stock.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Class B Common Stock	5,000,000	0	No
Class A Common Stock	9,000,000	8,000,000	Yes

Series A Preferred Stock	5,000,000	0	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Series A Change of Control Preference.

In the event of any Change of Control (as defined below), prior and in preference to any distribution of any of our assets to the holders of Common Stock by reason of their ownership of such stock, and subject to the rights, preferences and privileges of other classes of Preferred Stock that may, in the future, be authorized and issued, the holders of Series A Preferred Stock shall be entitled to receive on, a pro rata basis, an amount equal to two times the purchase price paid for the Series A Preferred Stock.

A "**Change of Control**" means (i) the acquisition of us by another entity by means of any transaction or series of related transactions to which we are party (including, without limitation, any stock acquisition, reorganization, merger or consolidation, but excluding (x) a consolidation with a wholly-owned subsidiary, (y) a merger effected exclusively to change our domicile, or (z) an equity financing consummated solely for capital-raising purposes in which we are the surviving corporation and which is approved by our Board of Directors) other than a transaction or series of transactions in which the holders of our voting securities outstanding immediately prior to such transaction retain, immediately after such transaction or series of transactions, as a result of shares held by such holders prior to such transaction, at least a majority of the total voting power represented by our outstanding voting securities or the outstanding voting securities of such other surviving or resulting entity (or if we or such other surviving or resulting entity is a wholly-owned subsidiary immediately following such acquisition, its parent), or (ii) a sale, conveyance or other disposition of all or substantially all of our assets by means of any transaction or series of related transactions, except where such sale, conveyance, or other disposition is to a wholly-owned subsidiary.

Conversion of Series A Preferred Stock

Each share of Series A Preferred Stock shall automatically be converted into shares of Class B Common Stock, immediately upon the receipt by the Series A Holders of distributions upon a Change of Control, in an amount equal to two times the purchase price for the Series A Preferred Stock.

Dividends.

Subject to the rights, preferences and privileges of other classes of Preferred Stock that may, in the future, be authorized and issued, all dividends, if and when declared by the Board of Directors, shall be payable pro rata, to the holders of Class A Common Stock, Class B Common Stock and Series A Preferred Stock (on an as converted basis).

Liquidation Rights

Subject to the rights, preferences and privileges of any series of Preferred Stock that may, in the future, be authorized and issued, in the event of our dissolution, liquidation or winding up, either voluntary or involuntary, that is not in connection with a Change of Control, any of our assets legally available for distribution, shall be distributed pro rata to the holders of Class A Common Stock, Class B Common Stock and Series A Preferred Stock (on an as converted basis).

Voting Rights.

The holders of Class A Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and, except as otherwise required by applicable law, the holders of Series A Preferred Stock and Class B Common Stock have no voting rights.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

The Board of Directors may authorize and issue a new series of preferred stock, with rights, preferences and privileges that are senior to the rights, preferences and privileges of the Series A Preferred Stock. In addition, the holders of a majority of the outstanding shares of Series A Preferred Stock may agree to waive certain of the rights, preferences and privieges of the Series A Preferred Stock as described in the description of capital stock below.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

The Board of Directors may authorize and issue a new series of preferred stock, with rights, preferences and privileges that are senior to the rights, preferences and privileges of the Series A Preferred Stock. In addition, the holders of a majority of the outstanding shares of Series A Preferred Stock may agree to waive certain of the rights, preferences and privieges of the Series A Preferred Stock as described in the description of capital stock below.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

Because there is no public market for our securities, the price of the stock has been determined by our board of directors. Among the factors we have considered in determining the initial price are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our common stock that take into account factors such as the following:

- unrelated third party valuations of our common stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Lendr
Issue date	10/31/17
Amount	$784,829.00
Outstanding principal plus interest	$813,000.00 as of 02/02/18
Interest rate	35.5% per annum
Maturity date	06/30/18
Current with payments	Yes

In October 2017, we entered into a financing arrangement with a lender pursuant to which we sold the lender a portion of our future sales. In two transactions, we borrowed a total of $813,000 and received net proceeds of $588,000 after financing fees and origination costs. Under the Notes, the lender can automatically extract $3,387.50 each day from our cash accounts until the purchase amounts are repaid in full. The notes have a combined effective interest rate of 35.5% and a term of 240 days.

Under our license agreement with Always More Marketing, Inc., as of October 31, 2017, we owe Always More Marketing, Inc., $982,203 for past due royalty payments, and $600,000 that was due as an advanced license fee. We also owe $653,900 for IP maintenance fees.Pursuant to an addendum to the License Agreement, Always More Marketing, Inc., has waived any defaults under the License Agreement and agreed that we may begin paying the past due amounts at such time as we have $1,000,000 in cash reserves. We will pay down this debt as quickly as liquidity permits. There is no maturity date for the debts.

Pursuant to an Employment Agreement with Owen Gonzales, our President, we owe Mr. Gonzales $368,100 for deferred compensation as of October 31, 2017. The company will pay back Owen Gonzales as soon as liquidity permits. There is no maturity date for this loan.

Pursuant to an Employment Agreement with Dr. Greenburg, our President, Secretary, CEO, sole director and majority owner, we owe Dr. Greenburg $666,000 for deferred compensation as of October 31, 2017. The company will pay back Dr. Greenburg as soon as liquidity permits. There is no maturity date for this loan.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Owen Gonzales
Amount Invested	$368,100.00
Transaction type	Other
Issue date	10/31/17
Relationship	Deferred Compensation

Pursuant to an Employment Agreement with Owen Gonzales, our President, we owe Mr. Gonzales $368,100 for deferred compensation as of October 31, 2017. The company will pay back Owen Gonzales as soon as liquidity permits. There is no maturity date for this loan.

Name	Jonathan Greenburg
Amount Invested	$666,000.00
Transaction type	Other
Issue date	10/31/17
Relationship	Deferred Compensation

Pursuant to an Employment Agreement with Dr. Greenburg, our President, Secretary, CEO, sole director and majority owner, we owe Dr. Greenburg $666,000 for deferred compensation as of October 31, 2017. The company will pay back Dr. Greenburg as soon as liquidity permits. There is no maturity date for this loan.

Name	Always More Marketing, Inc.
Amount Invested	$2,236,103.00
Transaction type	Other
Issue date	03/02/12
Relationship	License Agreement

We license our intellectual property pursuant to a License Agreement dated March 2, 2012 between us and Always More Marking, Inc., a Nevada corporation. A portion of Always More Marking, Inc., is owned by Dr. Jonathan Greenburg, our President, Secretary, CEO, sole director and majority owner, who also serves as President of Always More Marking, Inc. Under the License Agreement, we have an exclusive, worldwide right to use the intellectual property related to our product, in exchange for an initial payment of $600,000, which has not yet been paid. In addition, we agreed to pay Always More Marketing a monthly maintenance fee of $30,000. Further we have agreed to pay Always More Marking, Inc., $3.00 for every unit manufactured and available for sale, which is subject to periodic increases. The license is for a period of 5 years, and automatically renews for successive 3 year terms unless the licensee provides us with notice of termination at least 60 days prior to the expiration of any renewal term. The current renewal term of our license agreement expires on March 2, 2020.

Under our license agreement with Always More Marketing, Inc., as of October 31, 2017, we owe Always More Marketing, Inc., $982,203 for past due royalty payments, and $600,000 that was due as an advanced license fee. We also owe $653,900 for IP maintenance fees.Pursuant to an addendum to the License Agreement, Always More Marketing, Inc., has waived any defaults under the License Agreement and agreed that we may begin paying the past due amounts at such time as we have $1,000,000 in cash reserves. We will pay down this debt as quickly as liquidity permits. There is no maturity date for the debts.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

100 million people in the U.S. regularly snore, and until recently, all solutions ignored the role of the tongue. ZYPPAH is a hybrid mouthpiece that combines traditional mouthpiece technology, which brings the jaw forward, and also uses a patented strap to support the tongue and ensure it doesn't block our users' airways. This eliminates snoring for the majority of our customers, leading to $13 million in revenue in 2017.

Milestones

ZYPPAH, Inc. was incorporated in the State of Nevada in March 2012.

Since then, we have:

-Collected $13 million in revenue in 2017, up from $7 million in 2016.

-More than 20,000 unique visitors per week and about 1 million per year visit the ZYPPAH website.

-Sold close to 140,000 units in 2017.

-Our founder has been a dentist for over 40 years and expanded a snoring and sleep apnea treatment practice to five locations.

-The ZYPPAH is manufactured entirely in the U.S. for $18 out the door and retails for $100.

-Product return rate is less than 10%. Typical direct sales products have a 20-30% standard return rate.

Historical Results of Operations

- *Revenues & Gross Margin*. For the period ended October 31, 2017, the Company had revenues of $13,538,031 compared to the year ended October 31, 2016, when the Company had revenues of $8,515,662. Our gross margin was 77.87% in fiscal year 2017, compared to 78.61% in 2016.
- *Assets*. As of October 31, 2017, the Company had total assets of $1,695,126, including $630,354 in cash. As of October 31, 2016, the Company had $1,285,957 in total assets, including $816,840 in cash.
- *Net Loss*. The Company has had net losses of $1,465,699 and net losses of $28,575 for the fiscal years ended October 31, 2017 and October 31, 2016, respectively.
- *Liabilities*. The Company's liabilities totaled $4,479,994 for the fiscal year ended October 31, 2017 and $2,605,216 for the fiscal year ended October 31, 2016.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $612,350 in equity, following a Regulation D, Rule 506(b) Priced Round in January 2014.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 3 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don’t have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 12 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

ZYPPAH, Inc. cash in hand is $490,000, as of January 2018. Over the last three months, revenues have averaged $910,000/month, cost of goods sold has averaged $200,000/month, and operational expenses have averaged $867,000/month, for an average burn rate of $157,000 per month. Our intent is to be profitable in 6 months.

No material changes since we completed our financials other than as stated above.

Revenue increases as result of (a) introduction of the new Class 1 medical appliance and (b) expansion of new SleepCertified professional division.

We do not anticipate our expenses changing over the next 3-6 months.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.zyppah.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Zyppah Subscription Agreement

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Dr Jonathan Greenburg
Jerry Washburn
Owen Gonzales

Appendix E: Supporting Documents



INVEST IN ZYPPAH

Eliminate Snoring With a Simple Mouthguard

219
investors

$220,240
raised of $107K-$1.07M goal

$250 min INVEST
by Wefunder Portal LLC

CLOSING IN 10 DAYS
Invest until 11:59pm EDT on Jun 30

Priced Round
$80M pre-money valuation | **$10.00**/share
If you invest, you're betting ZYPPAH will be worth more than $80M in the future.

INVESTOR PERKS

$500+	Investors will receive a free Zyppah snoring device
$1,000+	Limited Edition "I own ZYPPAH" t-shirt
$2,500+	All of the above perks, plus -Limited Edition "I own ZYPPAH" baseball cap -Limited Edition "I own ZYPPAH" hydro flask bottle
$10,000+	All of the above perks, plus - 3 Night Home Sleep Test and Analysis. - Acrylic Award indicating "I own ZYPPAH" - SKYPE Presentation with Dr. Greenburg, Founder & CEO, and other investors at this level
$35,000+	All of the above perks, plus - Invitation to EXCLUSIVE Investor dinner and reception in Los Angeles where you will meet the founder, Dr. Jonathan Greenburg, the executive team, and other investors at this level and above. ** Airfare and hotel accommodations not included
$100,000+	All of the above perks, plus - Invitation to a PRIVATE weekend event in Los Angeles where you will enjoy a round of golf and VIP dinner with "Jimmy" the voice of the ZYPPAH commercials, founder and CEO, Dr. Jonathan Greenburg, and other distinguished/celebrity guests. Hotel accommodations at a world class resort and spa, with golf. ** Airfare not included

100 million people in the U.S. regularly snore, and until recently, all solutions ignored the role of the tongue. ZYPPAH is a hybrid mouthpiece that combines traditional mouthpiece technology, which brings the jaw forward, and also uses a patented strap to support the tongue and ensure it doesn't block our users' airways. This eliminates snoring for the majority of our customers, leading to $13 million in revenue in 2017.



Jonathan Greenburg
CEO, ZYPPAH

OUR AMBITION

After recently completing a clinical trial, we anticipate approval by the FDA for over-the-counter sales in the next year, meaning we'll be able to sell at places like Amazon and Costco. If we can capture even 10% of people who snore, that's 10 million appliances, equating to $1 billion in sales. With a well-received product alongside a dentist referral network that we hope will grow to 20,000 dentists and physicians by the end of 2018, we have very high hopes for ZYPPAH's future.

KEY FACTS

- Collected $13 million in revenue in 2017, up from $7 million in 2016.
- More than 20,000 unique visitors per week and about 1 million per year visit the ZYPPAH website.
- Sold close to 140,000 units in 2017.
- Our founder has been a dentist for over 40 years and expanded a snoring and sleep apnea treatment practice to five locations.
- The ZYPPAH is manufactured entirely in the U.S. for $18 out the door and retails for $100.
- Product return rate is less than 10%. Typical direct sales products have a 20-30% standard return rate.
- We recently extended our license agreement for intellectual property related to the Zyppah product until January 31, 2028.

DOCUMENTS

transcript.txt

zyppah.com *from Carson City NV* RETAIL HARDWARE MAIN STREET HEALTH AND FITNESS HEALTHCARE

Why I Like ZYPPAH

"ZYPPAH will work the first night and every night. I guarantee it."



Bob Eubanks
TELEVISION PERSONALITY

THE BUZZ ABOUT ZYPPAH

“I have had the best sleep now that my boyfriend uses his ZYPPAH. I can't say enough about this product, it's brought us back to the same bed, and we both wake up well rested! If you're partner chainsaws like mine did, this is the best investment you can make.”

Laura S.
Customer

“My wife and I have been sleeping better than ever since I started using the ZYPPAH a little over a year ago - I recommend it to all my friends now.”

Kevin D.
Customer

"My wife is a very happy lady. She can sleep all night without me running her out of the room with my snoring. And I am a happy man, as I no longer get punched and kicked and invited to sleep on the couch anymore. I am very happy with my purchase!"

Clark R.
Customer

"Since gaining about 30 lbs., I've noticed i was snoring. I heard an ad on the radio about ZYPPAH and read many glowing reviews on the internet so I thought I would give it a try. It absolutely works without a doubt. This is my second purchase because I wore my first one out. I highly recommend this to everyone who is having trouble with snoring."

Carolyn M.
Customer

“Your product is not only cost effective, but has also enabled me to sleep in the same bed with my husband again with uninterrupted sleep from what used to be his awful, window shattering snoring! Thank you for developing an excellent product!”

Letitia S.
Customer

I4U NEWS

Does the Zyppah Work? What to Know About New Snoring Tech

Zyppah is a new piece of mouth guard technology designed to remedy snoring, but is it really effective? Don't Miss the CES 2018 Highlights Zyppah emerged on the market relatively recently, but has already earned both praise and criticism.
January 30, 2018 @ i4u.com

SNORE.NET BEST SNORING SOLUTIONS

ZYPPAH Mouthpiece Review: For All Kinds of Snorers

The first time I saw the ZYPPAH I was surprised. With its bright-green and black color scheme I couldn't believe it was an anti-snoring device. Streamlined and modern looking it also surprised me with its dual-action approach (More about that later). There's also a
January 30, 2018 @ snore.net

Women'sHealth

Raise Your Hand If Noise Regularly Wakes You Up At Night

Peace and quiet, where you at? Sixty-seven percent of respondents said unwelcome sounds regularly shock them awake, according to a survey by Women's Health, the American Sleep Association, and Thrive Global. And whether the racket is external or
December 11, 2017 @ womenshealthmag.com

STOPSNORING today

Zyppah Rx Review - Stop Snoring Today

Chronic snorers are always looking for the best guaranteed solution. Snoring is not unpleasant for the person sleeping next to us, as it is a factor of sleep deprivation, when we wake up our efforts are double to carry out normal daily duties, as we feel constantly
November 3, 2017 @ stopsnoringtoday.org

HUFF POST

How to fix a snoring problem

Do you snore? Has your partner or your family teased you for your loud honking and huffing while you sleep? Snoring can make people laugh-but most often it makes people tired, frustrated, and annoyed. People who snore are more likely to be tired and irritable.
September 28, 2017 @ huffingtonpost.com

Zyppah Reviews: The Ideal Remedy For Snoring

Anti-snoring devices are developed in different forms, but they all perform one major function: to stop snoring while you sleep. Out of the many anti-snoring devices available on the market, Zyppah stands among the best, thanks to its features and functionality.
August 22, 2017 @ caloriesfit.com

Zyppah Snoring Mouthpiece - Review | American Sleep Assoc

The Zyppah snoring mouthpiece utilizes a unique tongue stabilizing feature. Like most stop snoring mouthpieces, the Zyppah works by moving the lower jaw forward. This process creates a larger airway which reduces air resistance, turbulence, and snoring.
July 27, 2017 @ sleepassociation.org

ZYPPAH or not? Which one is the best mouthpiece for the snoring people? - Sleeping solutions for the snorers

No, there are none! Neither of Mandibular Advancement Devices like Zyppah, Pure Sleep, Intelliguard Pro, SnoreRX or the other is legislatively approved for sale as the stop snoring AID except for . The FDA declares that mouthpieces for snoring must be prescription only
April 3, 2017 @ snoremagazine.com

Zyppah Reviews 2018: Does this Anti-Snoring Device Work as Claimed?

If you are looking for anti snoring devices, you may have come across Zyppah reviews online. I did too! What astounded me the most when I first came across Zyppah, (Zee pah), was its stylish, sleek look. Compared to the many MAD's in the market, the black
October 15, 2016 @ sleepdeeper.net

Anti-Snoring Devices: Do They Work?

Snoring affects approximately 90 million Americans - so it's no surprise there's a boom in over-the counter products claiming to be the solution. NBC's Jeff Rossen puts three options to the test.
August 26, 2016 @ nbcnews.com

9 Doctor-Approved Tips To Stop Snoring At Night

I'm all about self-improvement, and consequently, I'm a huge believer in books, tools, and hacks that help you to become a happier person. When it comes to knowing how to stop snoring, however, things get a little complicated. How are you supposed to...
July 22, 2016 @ bustle.com

Snoring and Sleep Apnea Expert - Dr. Jonathan Greenburg - CBS News

http://www.zyppah.com Sleep Expert discusses causes for snoring and sleep apnea and a revolutionary treatment to solve the issue on CBS News affiliate KCAL 9 Check out Dr. Jonathan Greenburgs anit-snoring mouthpiece http://www.zyppah.com
September 11, 2012 @ youtube.com

The not-so-silent killer: Sleep apnea and how to survive it with Southern California specialists

Sleeping is one of the most peaceful, rejuvenating things we do. But for some people, catching some Z's can be life-threatening. Up to 18 million Americans suffer from sleep apnea and the majority of them don't even know it, according to the American
August 23, 2012 @ dailynews.com

As Seen on NBC Nightly News With Lester Holt

zyppah-on-NBC.png

Only the ZYPPAH oral appliance completely stopped snoring in this NBC News experiment.

We Eliminate a Society-Wide Problem



100 million Americans snore a year, upsetting sleep quality for both the snorer and the people around them. Worse, 30-40 million of those people develop sleep apnea, a condition with serious long-term health effects. Yet, we still don't have a real solution to chronic snoring. CPAP Machines are so uncomfortable that 80% of patients abandon it within a year, while surgery is painful and expensive. Snoring aids have hit the market, but they don't address a major factor in snoring -- the tongue.

The ZYPPAH has burst on to the market because it works. From 2014 to 2017, we increased our units sold from 5,000 per year to almost 140,000. Our product has a high price point, $100, meaning people wouldn't be flocking to our website if we weren't a solution to their snoring. In total, we've sold more than 200,000 units and generated $24 million in cumulative sales. We feel so confident in our technology that we promise the ZYPPAH to stop your snoring, otherwise, it's your money back guaranteed.


ZYPPAH

Our Breakthrough Technology Focuses on the Tongue

Our patented Tongue Elastic is the key to ending your snoring. Our mouthpiece is similar to other snoring aids by advancing the jaw forward, but by adding something of a seatbelt in the back, we've created a way to keep the tongue in place. This prevents the tongue from blocking airways and keeps air passages open at night. The guard is form fitted to your teeth, comfortable enough that our users report no major adjustments needed for a normal night of sleep.


EVERYONE ELSE
ZYPPAH
PROBLEM #1
During sleep the tongue can relax and fall back into the throat, partially obstructing the airway.
PROBLEM SOLVED
Revolutionary ZYPPAH gives you two solutions to open the airway and eliminate the snoring.
PROBLEM #2
There is a limit to how far the lower jaw can be advanced by an oral appliance.
WORKS BY ADVANCING THE JAW FORWARD
ZYPPAH WORKS BY ADVANCING THE JAW FORWARD
ZYPPAH ELASTIC HOLDS THE TONGUE TO OPEN THE AIRWAY

Don't Just Take Our Word For It

Our customers have left 338 reviews on our website. So far, they're all 4- and 5-stars, including 244 5-star reviews.


M
Martin C. Verified Buyer
It really does work.
My wife was really surprised that it worked so well. My snoring was gone.
Sleeping better has made me feel better.
Thanks.

Our Progress So Far

2001-2011

Research and Development of 1st generation Oral Appliance

Dr. Greenburg also expands from 1 snoring and sleep apnea treatment center to 5 and received FDA 510k clearance for the first hybrid oral appliance.

2012

ZYPPAH, Inc. is founded

We begin manufacturing, exceed $14k in sales, and received 2 more FDA clearances in our first year.

2013

Sales exceed $300k/year

We also launched ZYPPAH Professional.

2014



L O A N

We Repay All Loans

We're able to do this because sales exceed 450k/year.

2015

Media Partnership with Sirius Radio Stars, Dr. Laura and Jenny McCarthy

Plus, sales exceed $3M/year.

2016

We Launch Ad Campaigns with Jim Rome, Mike & Mike, and ESPN

Plus, sales exceed $8.5M/year.

2017

Clinical Trial for Effectiveness of Zyppah Device

We also launch a billboard in Times Square, sponsor the #7 Indycar at the Indianapolis 500, release a glow in the dark ZYPPAH, and see sales top $13M/year.

Let's Eliminate Snoring Together

Hello,

I'm Dr. Jonathan Greenburg. As a dentist for twenty years, and now as the founder CEO of ZYPPAH, I've spent my life helping patients live better. ZYPPAH is a high-growth developer of Hybrid Oral Appliances invented to solve the problem of snoring and sleep apnea. ZYPPAH, which is "Happy Z" spelled backward, in a phrase, embodies my passion to realize a world where Happy Z's become the norm for every individual around the world.

Sleep is an essential element of one's overall health and well-being, but in the United States alone, it is estimated that some 90 million adults snore. Globally, it's estimated at 500 million. While some might feel that snoring is just a nuisance and something to be ignored, snoring is often a warning sign of a more dangerous condition - sleep apnea. The consequences of untreated snoring and undiagnosed sleep apnea can be severe. It is estimated that up to 75% of strokes, heart attacks, diabetes, and high blood pressure patients have an underlying sleep apnea condition.

Since launching in 2015, ZYPPAH has sold over 200,000 units and generated $24,000,000 in cumulative sales. As you review our campaign, you will learn how ZYPPAH's solution is one of a kind. You will see testimonials of lives transformed because of ZYPPAH, and comparisons in the media that show ZYPPAH as the only solution that works.

ZYPPAH is a profitable business. We've invested 100% of our profits back into the company to help us become a global brand and industry leader. Our company has two primary business units. Our consumer unit is focused on direct sales of snoring devices to the public, while our professional unit focuses on treating patients with sleep apnea.

According to research by Micromarket Monitor, the global sleep apnea devices market is expected to reach $27.4B by 2020. Frost and Sullivan predict that the US Oral Appliances market will double between 2015-2020, with custom appliances growing by 500% over the same period.

Now, we're initiating a fundraising campaign to accelerate our growth worldwide to seize this vast opportunity. We're raising funds to expand into retail stores, acquire inventory for international distribution, and grow our professional division focusing on the treatment of sleep apnea patients.

Our team has the passion, vision, and experience to achieve the ambitious goals we've set in 2018 and beyond. We invite you to be a part of the next exciting phase of our growth.

Sincerely,

Dr. Jonathan Greenburg, Founder and CEO

Over-the-Counter Sales Will Catapult Our Revenue

Right now, the ZYPPAH is considered a Class II medical device by the FDA, meaning it can only be sold through our own website. We just did a clinical study with the FDA and expect over-the-counter sales to be approved in the next 3-6 months. Once that happens, we'll immediately start selling the ZYPPAH at retail outlets like Amazon, Costco, and Walmart. We think that could quadruple our sales.


ZYPPAH Worldwide Units Sold and Revenue
2012 - 2017
Revenue
14M
12M
10M
8M
6M
4M
2M
0
Units Sold
140,000
120,000
100,000
80,000
60,000
40,000
20,000
0
2012
2013
2014
2015
2016
2017
Revenue
Units Sold

$13 Million	70,000	$18	>10%
Our 2017 Revenue	Units we have in inventory, representing $1.5 million in capital.	Total Cost to Manufacture the ZYPPAH	Our Standard Return Rate

Founder



Jonathan Greenburg

CEO

A licensed dentist for over 40 years, his snoring and apnea practices have expanded to 5 locations.

AND THE REST OF THE TEAM



Owen Gonzales

COO

Founder of a marketing and business consulting firm and a former financial technology auditor.



Jerry Washburn

CFO

C-Suite executive with over 35 years of operating-finance-information technology experience.

Raised $1,617,419 From 219+ Investors

James Thomason

Startup CTO, CDO, wearer of many hats

Kevin Nadeau

William Miller Logan

Psychiatrist, Superforecaster with Good Judgment Inc., Angel Investor

Terrence Billings

Retired USN, living in Ga. just tryin to get ahead.

Bill Boynes

Richard W Juhnke

Newby

MORE INVESTORS

Interview

Wefunder interviewed Dr. Jonathan Greenburg on January 25, 2018.

− COLLAPSE ALL

WF: What is ZYPPAH? ^

GREENBURG: ZYPPAH is an oral device worn while sleeping that helps treat snoring and sleep apnea. The ZYPPAH is the U.S.'s only hybrid mouthpiece — meaning it's the only one that combines traditional mouthpiece technology, which brings the jaw forward, and also uses a strap to support the tongue. No product was addressing the tongue's role in snoring before the ZYPPAH, and none have done so as successfully since.

WF: How did you develop this product? ^

GREENBURG: I've been a dentist for nearly 40 years. I worked in cosmetic dentistry in Los Angeles and later focused on patients with Temporomandibular joint dysfunction (TMJ). In 2001, a salesperson visited my office selling equipment to treat patients with snoring and sleep apnea. He claimed it was the next big thing in dentistry.

I bought the product but quickly realized there weren't really any good options on the market to treat snoring and sleep apnea. There was the CPAP (Continuous Positive Air Pressure) machine, which worked great, but only had about a 20% compliance rate because it was like wearing a fan right on your face. Surgery was available, but extremely painful and rarely successful. As I began working with patients with snoring and sleep apnea, I realized none of these devices really addressed the tongue's role in snoring in particular.

Snoring is a partial blockage of the airway during sleep, and sleep apnea is a total blockage. That causes a lack of oxygen to the brain, which is a factor in a host of other diseases, including heart disease, strokes, and diabetes. Then there's the loss of sleep these afflictions cause, which can be extremely dangerous in itself.

At that time, around 2001, there were several mouthpieces on the market meant for treating these conditions. They brought the jaw forward, but the tongue could still block air passages. That's the opening we saw. Our first device addressed the tongue directly, and our success rate was as good as the CPAP, which was unheard of for oral appliances at that time.

The product went through a few iterations over the next decade, which addressed gagging issues, and brought in some traditional ideas, like bringing the jaw forward. We ultimately secured an intellectual property patent on a two-pronged technique to address snoring and sleep apnea, which brings the jaw forward and supports the tongue.

WF: How big is the market for the ZYPPAH? ^

GREENBURG: In 1998, a researcher named Dr. Young found that 90% of people with sleep apnea were untreated. In 2010, she conducted the same survey and found that 90% were still untreated. It's estimated that 90 to 100 million people in the U.S. snore regularly and 30 to 40 million have sleep apnea. If 90% of 100 million snorers are untreated, that's 90 million potential customers.

WF: How did you design the ZYPPAH? ^

GREENBURG: In 2001 and 2002, I became convinced that addressing the tongue could be key to treating snoring and sleep apnea. That went against the conventional wisdom at the time. But by 2006 or 2007, a magazine for ear, nose, and throat specialists had a cover story about sleep apnea and the need to address the tongue during treatment.

Early on, I realized there was a huge market for a consumer device that could help people stop snoring. We had a system that was broken. More than 90% of people were untreated. They didn't want to spend thousands of dollars on surgery. What we realized was that people were willing to spend $100 on a mouthpiece they could order online. That's how we got the ball rolling.

In 2006, I stopped doing traditional dentistry and went exclusively to the treatment of snoring and sleep apnea. Within a few years, I grew to five locations in Southern California — Encino, Beverly Hills, Pasadena, Valencia, and Newport Beach. That gave me great insight into what did and did not work on real patients. The device that is now the ZYPPAH has probably gone through 28 iterations since then.

Finally, in 2013, I started ZYPPAH. The device continues to evolve based on customer feedback. There's not another dentist I'm aware of in the U.S. that has five treatment centers exclusively treating snoring and sleep apnea. The feedback I get on a day-to-day basis ensures that the ZYPPAH remains the best product on the market. If we want to test a new product, a new design, a new idea, we have the patient base to do so. We have this kind of insider information on what works and what doesn't work on real patients.

WF: How does your dentist referral network work?

GREENBURG: Beyond the direct-to-consumer sales of the ZYPPAH online, we also market custom-made appliances to patients through dentists all over the country. There are about 150,000 dentists in the U.S., and less than 5% of them are trained to treat snoring and sleep apnea. So we've created a professional arm for ZYPPAH.

The professional site consists of the appliance I invented, which is customized for dentists' patients, and it also includes training programs and education for dentists and physicians. We just launched a membership program about three months ago in which dentists pay a $400 monthly fee for training. We also refer patients to dentists within this network.

We get about 20,000 unique visitors per week, and about 1 million per year, to the ZYPPAH website. About 50% of those patients have sleep apnea, which means we don't sell them a direct-to-consumer mouthpiece. Instead, we refer them to a dentist in our network.

Our goal is to grow the network to 20,000 dentists and physicians by the end of 2018.

WF: How do you measure success?

GREENBURG: On the over-the-counter, direct-to-consumer mouthpiece, success is when the consumer stops snoring and is happy with the appliance. We measure that first by return rate. Direct sales, typical infomercial-type products, have a 20-30% standard return rate. Our return rate is below 10%.

Our other metric for success is our proportion of five-star reviews, which help us understand the impact we have on people's lives.

We also collect data from our patients in treatment centers. For example, we measure REM sleep. Sleep apnea and even heavy snoring can really beat up your REM sleep. And when you don't get REM sleep, it's like you're waking up and didn't sleep at all last night. You get impatient, irritable, quick to judge, and become a poor problem-solver. Your ability to function is actually worse than driving drunk. In treatment centers, we administer a "before" sleep test and an "after" sleep test to ensure that users are sleeping better.

The custom ZYPPAH devices that we market through dentists are about 80% successful in these kinds of tests.

WF: What are your current sales and revenue levels?

GREENBURG: On the direct-to-consumer side, we're the No. 1 mouthpiece in the U.S. Our sales to date, since 2013, have been between 200,000 and 250,000 units. That's tiny considering the number of people who have snoring problems.

Why is this number so low if we're number one in the market? The reason is that the mouthpiece is considered a Class II medical device by the FDA. In practice, that means we can only sell these mouthpieces online or through a 1-800 number, not on Amazon, not in Walmart or Costco, no drugstores, no retail. That's why there's been an artificial ceiling on the sale of mouthpieces.

We've been profitable since we started. Initially, we were taking in $600,000 to $800,000, and we've grown steadily. We collected $7 million in revenue in 2016 and $13 million in 2017. We've been working hard and spending a lot of funds, and our next goal is to get our mouthpiece sold over the counter. That will send our revenues soaring.

Right now, we have about 70,000 units in inventory, which is worth about $7 million. That represents about $1.5 million of capital that's tied up.

As for the custom models we market through dentists -- every three to six months we make changes to those models. In about six months we plan to have a new appliance available for the market. The membership fees are $400 per month, and a third of that is profit for us. So if you can imagine, our goal is 20,000 members by the end of 2018. Even if we only have 10,000 members at $400 per month, that's revenue of $4 million per month. That doesn't count the royalties for the custom appliances.

WF: How close are you to getting FDA approval to sell ZYPPAH through retailers?

GREENBURG: We've spent two years and a lot of money on this. We did a clinical study at the FDA's request, and that's in its final stages now. In the next three to six months, we should have approval by the FDA for over-the-counter sales. It could be as quick as 30 days, but I try to be conservative.

WF: How would retail sales affect your bottom line?

GREENBURG: Once we get that approval, we'll start selling on Amazon immediately, and we think that could quadruple our sales. That's based on a two-week period a few years ago when we briefly sold on Amazon.

Then, by being in Costco, Walmart, Save-On, everywhere else -- if you think about it, if we're the only appliance available in these stores for the 100 million Americans who snore, we will absolutely reach 1% of the target market. That's one million people. On average, we sell the mouthpiece for $100. So if we reached 1% of the market over the next 12 months, our sales would reach $100 million.

We've had some initial talks with retailers, but they don't really want to talk more right now. Th minute we have approval, we think they'll be very excited. The reality is, we'll probably sell on Amazon alone for the first few months because our profit margins are much higher there. If we go retail, they get us at 50% of our gross costs. When a customer's paying $99, Costco bought it from us at $49.

WF: How much does manufacturing cost and where does it take place?

GREENBURG: $18, including stock, fulfillment, everything.

Everything is made in Houston. We want to ensure the quality of our product, and when you manufacture overseas, you just don't know if they're using the materials they're supposed to be using. But here, we can go directly to the plant and check everything. The quality of our products is critical.

WF: Do you sell internationally?

GREENBURG: We're in the process of building an international distribution channel, and that's one of the things that fundraising will allow us to do. We have minimal sales abroad now, probably fewer than 100 per month. But we believe there's just as much demand overseas as there is in the U.S.

WF: Who are your competitors? ^

GREENBURG: We have two competitors. One is called ZQuiet and one is called Pure Sleep. When you look at their products, you really start loving ours even more.

The ZQuiet mouthpiece looks like a cheap piece of plastic, frankly. They say you don't have to fit it, it's one-size-fits-all. But because you don't mold it to your teeth, it doesn't hold your teeth in place. That creates a horizontal forward motion that will actually, over time, cause crowding in your upper and lower front teeth. Also, it forces you to keep your mouth open, which doesn't help snoring.

Our other competitor is Pure Sleep. They make a boil-and-bite mouthpiece, which is similar to ours in the sense that you heat it up in hot water and custom fit it to your teeth. But that's all it does. It's very medicinal, ugly-looking, and it does not have any of the features that our appliance does.

WF: What are you worried about? ^

GREENBURG: Not a concern, but a frustration, has been securing FDA approval. We've spent probably $500,000 in the last two years to try to get this over the counter, which is where it should be.

And when we do get OTC approval, if we're going to sell 100,000 appliances every month, you're talking about an inventory of 100,000 appliances on hand. That's $1.5 to $2 million laid out in inventory. My biggest worry there is just being properly capitalized. There's always stuff that's going to come up, but if you're well-funded, you can deal with those things and come out on the other side looking really good.

WF: What kind of marketing do you do? ^

GREENBURG: Right now, we're the only company that sells both to consumers as well as the professional side. All other companies just have one or the other, they don't have both. They also do not have an educational and training program. We're looking at being known as *that* brand.

We've spent a lot of money on advertising. Sirius always invites us as their guest to the Super Bowl, because we're well-known to their listeners. The message with our advertising is to change the way people deal with snoring. It's not okay any longer. It's unacceptable socially, like going outside with bad breath or body odor, and your significant other sleeping in that bed should not have to tolerate it.

While our marketing is flashy -- we do limited-edition models, radio ads, this "snore-shaming" campaign -- we do that to drive people to the website. But once they get there, it's very serious. If you look at other companies, they say, "Try it risk-free for $9.99." We don't do those gimmicks because we know ours works. We want customers to try it, keep it, and if it doesn't work, we'll connect you to a doctor who can treat you personally.

WF: Who's on your team? ^

GREENBURG: I'm Jonathan Greenberg, founder and CEO of ZYPPAH. I've been a dentist for 40 years. Before that, I studied biomedical engineering, and throughout my career, I've worked on and off in business. I grew my practice to five locations specializing in snoring and sleep apnea, and since 2013, my practice has been successful enough to allow me to focus on ZYPPAH.

Owen Gonzalez is our COO. He runs the entire consumer side of the company and does all the marketing. He'd been a software programmer and developer at Caltech and a CPA with Ernest & Young. On the side, he worked as a DJ and promoter, throwing pool parties in Vegas and then in Orange County.

Owen came to me as a patient after his wife had complained about his snoring and his kids had started to imitate it. He was mortified. He heard a radio ad for my centers, purchased a ZYPPAH device, and it worked. He had his first good night of sleep in years. He asked if I needed help marketing the product, we spent about three months courting each other, and then we decided to go into business together.

We co-source with really great partners for fulfillment and customer service. We have nine other people on our team, most of whom manage vendor relationships. We hired a CFO in December.

Right now, we're looking to hire two more senior people. The first would help with our international distribution and operation and broker the deals we need there. We currently use outside consultants to help us stay abreast of compliance with the FDA, and we want to bring that in house, so we're looking for a compliance engineer who can improve and advance our design but also knows their way around the FDA.

WF: What are your long-term growth goals?

GREENBURG: We are looking at developing additional products under the ZYPPAH banner. I don't want to talk too much about them now, but let's just say we've got a full line of other products in the snoring and sleep world that we are working on.

In 24 to 48 months, we expect to have an exit-type of event, possibly an IPO. We grew from under $1 million in sales to more than $13 million in four years. We believe that if you compare our revenue to a hockey stick, we haven't even hit the stick part. When we go into retail, sales will be astronomical. We're anticipating $80 million in revenue in 2018. I want investors to know that we're aiming for a valuation between $500 million and $800 million in the next two to four years.

As far as how we get to those numbers -- there are 100 million people in the U.S. who snore. If we get to 10% of that market, that's 10 million appliances, which is $1 billion in sales. And the average person buys a new one every nine months.

When we look at the professional side, that's another story. There are two companies that manufacture CPAPs, ResMed and Respironics. Respironics was bought by Phillips for $5.3 billion six years ago. Each is worth about $8 billion today. Combined, they sell about 3 million CPAPs per year. If 1.5 million CPAPs for each company can lead to an $8 billion valuation, we have very high hopes for ZYPPAH's future.

Ask a Question

Type your question here... ASK QUESTION

Irving Adler INVESTOR Feb 9

Have you thought of giving one with an investment of $500. A number of companies are doing that on this site

Jonathan Greenburg CEO FOUNDER Feb 9

If you mean giving a Zyppah mouthpiece, you are thinking just like us. We have made the decision to do just that. I don't know if it reflects it yet on the site but if it doesn't, it will soon. If someone has already indicated they are investing, not to worry as we can't provide the Zyppah until the round closes. So everyone at the $500 level will be receiving a Zyppah.

LIKE

Andrew Hostetter May 30
When are you going to close this round and send me my device?

Jonathan Greenburg CEO FOUNDER May 30
Within the next 30 days. We should be releasing some excellent news at that time as well.
LIKE

MORE QUESTIONS

RISKS

1 *An investment in our shares involves a high degree of risk and many uncertainties. You should carefully consider the specific factors listed below, together with the other information included in this offering circular, before purchasing our shares in this offering. If one or more of the possibilities described as risks below actually occur, our operating results and financial condition would likely suffer and the trading price, if any, of our shares could fall, causing you to lose some or all of your investment. The following is a description of what we consider the key challenges and material risks to our business and an investment in our securities.*

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

ZYPPAH is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$250 min INVEST

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Jonathan Greenburg, DDS

CEO and Founder at Zyppah

Zyppah • New York University - College of Dentistry

Greater Los Angeles Area • 6

Connect ···

Experience

CEO and Founder
Zyppah
2012 – Present • 6 yrs

Zyppah, "HappyZ" spelled backwards is fast, becoming a household name with their "Jimmy" ads across the nation on Radio and TV. Dr. Greenburg invented and Zyppah manufactures the leading mouthpiece in the US to stop SNORING as seen on the NBC Nightly News with Lester Holt. Zyppah also has a Professional Division where they train Dentists and Physicians on the Treatment of Snoring & Sleep Apnea.

Managing Partner, Snore Experts Treatment Centers
Snore Experts Treatment Centers
2009 – Present • 9 yrs

The leading centers in Southern California for the Treatment of Snoring & Sleep Apnea, with Home Sleep Testing, Oral Appliances, CPAP's and LASER all in 1 place. This way patients get the best possible treatment options and care, at 1 location. The 1st true "1 Stop Shop & Treatment" in this field.

Education

New York University - College of Dentistry
DDS, Dentistry
1978 – 1981

Syracuse University
Bachelor of Science - BS, Biomedical/Medical Engineering
1975 – 1978

Featured Skills & Endorsements

Management	No endorsements yet
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Interests

Snore No More
2 followers

New York University - College of ...
41,901 followers

Syracuse University
179,376 followers


POSSIBLE

Owen G.

Everyday, I succeed at making the impossible, possible.

Ones We Love, Inc

Greater Los Angeles Area • 500+

Send InMail

Our focus is to help companies succeed by identifying innovative ways to produce results. Many, if not most of the ideas we create are five years ahead of the industry and far beyond the realm of others.

At our core, we come up with the original ideas that increase the popularity of a product, service or concept. Put simply, we show businesses how to generate new and grow existing revenue, while saving money. Our ability to identify and solve problems is unmatched as we work every day to make the impossible, possible.

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Experience

CEO
Ones We Love, Inc
Jun 2004 – Present • 13 yrs 9 mos
Newport Beach, CA

Consultant (Interim COO)
ZYPPAH
Mar 2013 – Present • 5 yrs

Owen was retained by ZYPPAH, Inc., a company specializing in the treatment of snoring and sleep apnea, to lead the financial growth and innovation initiatives, as well as the manufacturing, sales, marketing, and investment functions. During his tenure , Owen has run the entire business, directed marketing strategies and drove capital initiatives to expand the business globally. Owen managed the national direct response marketing campaign for the Company's snoring appliance, and contributes to the implementation of a national network of dentists and physicians to provide oral appliance therapy solutions for patients diagnosed with sleep apnea. Owen has been instrumental in building the Company's Board of Directors and establishing internal governance and compliance with the FDA.

National Development Director & Advisory Board Member
National Childhood Obesity Foundation
Feb 2011 – Present • 7 yrs 1 mo
Marblehead, MA

In this role, we assist NCOF by helping them achieve their development goals. Our efforts are focused on building anchor relationships with corporate partners, celebrities, professional athletes and philanthropic individuals to further their mission and vision.

NCOF Mission:- To be the most current and effective international nutritional and physical activity health education resource for gatekeepers of children.

NCOF Vision: - To steadily improve the overall nutritional and kinesiology health care knowledge and decision-making processes for expecting parents, parents, grandparents, teachers, health care professionals, and the very youngest in society through a continual series of curriculum and health care education empowerment programming and project interventions to help reduce and/or eliminate the short and long-term debilitating affects of childhood obesity on a global scale.

Senior Manager
Ernst & Young LLP
Jan 1994 – Oct 2006 • 12 yrs 10 mos
Los Angeles, CA

Controller
Total Food Management
Jan 1990 – Dec 1994 • 5 yrs
Anaheim, CA

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Featured Skills & Endorsements

Marketing · 55
Endorsed by Simon Dawson and 2 others who are highly skilled at this
Endorsed by 4 of Owen's colleagues at EY

Business Develop... · 45
Endorsed by Christopher Buckstein, MBA and 3 others who are highly skilled at this

Budgets · 44
Eric Burroughs and 43 connections have given endorsements for this skill

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Recommendations

Received (7) Given (2)

Artemus Young
Bartender at The Staples Center
March 20, 2014, Artemus reported directly to Owen

Owen is a very detail oriented individual/manager/planner who watches the balance like a hawk without losing sight of his objective. He is an amazing person to work with as well as for!

Roland J. Regan, Jr.
President & CEO at National Childhood Obesity Foundation
July 31, 2013, Roland J. was a client of Owen's

Mr. Gonzales is the epitomy of integrity and professionalism. He has exhibited great energy and enthusiasm for all projects he undertakes. He possess a keen insight and creativeness in business development and outreach into the corporate business community, which has translated into positive results for our non-profit.

Mr. Gonzales expertise is his ability to successfully communicate the mutual benefits of non-profit-corporate branding opportunities to enhance both national and regional community images. His branding expertise has given our non-profit the decisive edge it needs to be well-positioned for future success.

Furthermore, his personality allows him to easily conduct effective and lasting business relationships that benefit all his clients. In essence , Mr. Gonzales is equiped with the critical professional business experiences to guide and create sustainable and successful for-profit and non-profit organizations.

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